Exhibit 99.1

INDUSTRIAL PROPERTY TRUST INC.

SUPPLEMENTAL REPORTING PACKAGE

FOR THE QUARTER ENDED DECEMBER 31, 2016

Quarter Ended December 31, 2016 Financial and Operating Results

DENVER, CO – March 29, 2017: Industrial Property Trust Inc. (referred to herein as “we,” “our,” “us,” and “IPT”) is reporting herein results for the quarter ended December 31, 2016, which supplement our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2017.

The following is an overview of our financial and operating results for the quarter ended December 31, 2016:

•	We acquired, directly or through our 20% ownership interest in a joint venture partnership, 11 industrial buildings comprising approximately 1.4 million square feet in six markets for an aggregate purchase price of approximately $106.9 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. Included in these amounts are three industrial buildings acquired by the joint venture partnership comprising approximately 0.1 million square feet for an aggregate purchase price of approximately $9.1 million, exclusive of transfer taxes, due diligence expenses, and other closing costs.

•	We sold five industrial buildings aggregating approximately 1.1 million square feet for net proceeds of approximately $54.2 million.

•	Our net loss, determined in accordance with generally accepted accounting principles (“GAAP”), was $9.6 million, or $0.06 per share, for the quarter ended December 31, 2016, as compared to $17.7 million, or $0.23 per share, for the same period in 2015.

•	Our net operating income (“NOI”), a non-GAAP measure, was $39.0 million and $14.5 million for the quarters ended December 31, 2016 and 2015, respectively. See “Net Loss and NOI” below for a reconciliation of our GAAP net loss to our NOI.

•	We had Company-Defined Funds from Operations (“Company-defined FFO”), a non-GAAP measure, of $22.4 million, or $0.149 per share, for the quarter ended December 31, 2016, as compared to $10.3 million, or $0.135 per share, for the same period in 2015. See “FFO and Company-defined FFO” below for a reconciliation of our GAAP net loss to our Company-Defined FFO.

We effectively commenced real estate operations in January 2014 in connection with the acquisition of our first property. As we are currently in the acquisition phase of our life cycle, and the results of our operations are primarily impacted by the timing of capital raised and our acquisition activity, our operating results for the quarters ended December 31, 2016 and 2015 are not directly comparable, nor are our results of operations for the quarter ended December 31, 2016 indicative of those expected in future periods. We believe that our revenues, operating expenses and interest expense will continue to increase in future periods as a result of continued growth in our portfolio and as a result of the incremental effect of anticipated future acquisitions of industrial real estate properties.

Public Earnings Call

We will host a public conference call on Thursday, April 6, 2017 to review quarterly and year-end operating and financial results for the quarter and year ended December 31, 2016. Dwight Merriman, Chief Executive Officer, and Tom McGonagle, Chief Financial Officer, will present operating and financial data and discuss the Company’s corporate strategy and acquisition and development activity. The conference call will take place at 2:15 p.m. MDT and can be accessed by dialing (877) 742-5590; conference ID 57665164. To access a replay of the call, contact Dividend Capital at (866) 324-7348.

About Industrial Property Trust Inc.

IPT is focused on acquiring and operating high-quality distribution warehouses and other industrial properties that are leased primarily to creditworthy corporate customers. IPT’s core strategy is to build a national platform of high-quality distribution warehouses and industrial properties by targeting markets that have high barriers to entry, close proximity to large demographic bases, and/or access to major distribution hubs. IPT has operated and elected to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2013, and IPT intends to continue to operate in accordance with the requirements for qualification as a REIT.

Selected Financial Data

The following table presents selected quarterly consolidated financial information, which has been derived from our consolidated financial statements. The information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes thereto, and as such, you should read the table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2016. See below for additional information regarding NOI and Company-defined FFO, both non-GAAP measures.

	For the Quarter
	Ended December 31,
(in thousands, except per share data)	2016	2015
Operating data:
Total revenues	$52,383	$19,223
Total rental expenses	$(13,355)	$(4,770)

Net operating income	$39,028	$14,453
Total operating expenses	$(53,353)	$(35,198)
Total other expenses	$(8,575)	$(3,114)
Expense support from Advisor	$—	$1,353
Net loss	$(9,545)	$(17,736)
Net loss attributable to common stockholders	$(9,561)	$(17,736)
Net loss per common share - basic and diluted	$(0.06)	$(0.23)
Weighted-average shares outstanding	150,913	76,522
Distributions:
Total cash distributions declared	$20,397	$10,342
Cash distributions declared per common share	$0.135	$0.135
Company-defined FFO:
Company-defined FFO	$22,449	$10,342
Company-defined FFO per common share	$0.149	$0.135
Cash flow data:
Net cash provided by (used in) operating activities	$11,223	$(8,494)
Net cash used in investing activities	$(75,956)	$(627,791)
Net cash provided by financing activities	$58,610	$623,584

	As of December 31,
	2016	2015
Balance sheet data:
Net investment in real estate properties	$2,478,329	$1,374,195
Cash and cash equivalents	$8,358	$7,429
Total assets	$2,610,933	$1,503,255
Debt, net	$1,288,642	$609,033
Total liabilities	$1,404,963	$655,849
Total stockholders’ equity	$1,205,469	$847,405
Total gross equity raised (during the year)	$547,462	$806,170
Shares outstanding	157,406	102,985

Net Loss and NOI

We define NOI, a non-GAAP measure, as GAAP rental revenues less GAAP rental expenses. We consider NOI to be an appropriate supplemental performance measure and believe NOI provides useful information to our investors regarding our financial condition and results of operations because NOI reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the properties, such as real estate-related depreciation and amortization, acquisition-related expenses, impairment charges, general and administrative expenses, and interest expense. However, NOI should not be viewed as an alternative measure of our financial performance since it excludes such expenses, which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies as they may use different methodologies for calculating NOI. Therefore, we believe our net loss, as defined by GAAP, to be the most appropriate measure to evaluate our overall performance. Refer to the reconciliation below of our GAAP net loss to NOI.

	For the Quarter
	Ended December 31,
($ in thousands)	2016	2015
GAAP net loss applicable to common stockholders	$(9,561)	$(17,736)
Real estate-related depreciation and amortization	27,964	10,721
General and administrative expenses	1,980	1,421
Asset management fees	5,245	2,160
Acquisition expenses	4,463	16,126
Other expense	8,575	3,114
Impairment of real estate property	346	—
Expense support from Advisor	—	(1,353)
Net income attributable to noncontrolling interests	16	—

NOI	$39,028	$14,453

FFO and Company-Defined FFO

We believe that FFO and Company-defined FFO, in addition to net loss and cash flows from operating activities as defined by GAAP, are useful supplemental performance measures that our management uses to evaluate our consolidated operating performance. However, these supplemental, non-GAAP measures should not be considered as an alternative to net loss or to cash flows from operating activities as an indication of our performance and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders. No single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity, and results of operations. Fees deferred or waived by the Advisor and payments received from the Advisor pursuant to the expense support agreement are included in determining our net loss, which is used to determine FFO and Company-defined FFO. If we had not received expense support from the Advisor, our FFO and Company-defined FFO would have been lower. In addition, other REITs may define FFO and similar measures differently and choose to treat acquisition-related costs and potentially other accounting line items in a manner different from us due to specific differences in investment and operating strategy or for other reasons.

FFO. As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is a non-GAAP measure that excludes certain items such as real estate-related depreciation and amortization, impairment of depreciable real estate, and gains or losses on the sale of assets. We believe FFO is a meaningful supplemental measure of our operating performance that is useful to investors because depreciation and amortization in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. By excluding gains or losses on sales of assets, we believe FFO provides a helpful additional measure of our consolidated operating performance on a comparative basis. We use FFO as an indication of our consolidated operating performance and as a guide to making decisions about future investments.

Company-defined FFO. Similar to FFO, Company-defined FFO is a non-GAAP measure that excludes real estate-related depreciation and amortization, impairment of depreciable real estate, and gains or losses on sales of assets, and also excludes acquisition-related costs (including acquisition fees paid to the Advisor) and organization costs, each of which are characterized as expenses in determining net loss under GAAP. Organization costs are excluded as they are paid in cash and relate to costs paid in conjunction with the organization of the Company. The purchase of operating properties is a key strategic objective of our business plan focused on generating growth in operating income and cash flow in order to make distributions to investors. However, the corresponding acquisition-related costs are driven by transactional activity rather than factors specific to the on-going operating performance of our properties or investments. In addition, if we acquire a property after all offering proceeds from our public offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, unless the Advisor determines to waive the payment or reimbursement of these acquisition-related costs, then such costs will be paid from additional debt, operational earnings or cash flow, net proceeds from the sale of properties, or ancillary cash flows. As such, Company-defined FFO may not be a complete indicator of our operating performance, especially during periods in which properties are being acquired, and may not be a useful measure of the long-term operating performance of our properties if we do not continue to operate our business plan as disclosed.

We are currently in the acquisition phase of our life cycle. Management does not include historical acquisition-related expenses in its evaluation of future operating performance, as such costs are not expected to be incurred once our acquisition phase is complete. In addition, management does not include organization costs as those costs are also not expected to be incurred now that we have commenced operations. We use Company-defined FFO to, among other things: (i) evaluate and compare the potential performance of the portfolio after the acquisition phase is complete, and (ii) evaluate potential performance to determine liquidity event strategies. We believe Company-defined FFO facilitate a comparison to other REITs that are not engaged in significant acquisition activity and have similar operating characteristics as us. We believe investors are best served if the information that is made available to them allows them to align their analyses and evaluation with the same performance metrics used by management in planning and executing our business strategy. We believe that these performance metrics will assist investors in evaluating the potential performance of the portfolio after the completion of the acquisition phase. However, these supplemental, non-GAAP measures are not necessarily indicative of future performance and should not be considered as an alternative to net loss or to cash flows from operating activities and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, NAREIT, nor any regulatory body has passed judgment on the acceptability of the adjustments used to calculate Company-defined FFO. In the future, the SEC, NAREIT, or a regulatory body may decide to standardize the allowable adjustments across the non-traded REIT industry at which point we may adjust our calculation and characterization of Company-defined FFO.

The following unaudited table presents a reconciliation of GAAP net loss to FFO and Company-defined FFO:

	For the Quarter
	Ended December 31,
(in thousands, except per share data)	2016	2015
GAAP net loss applicable to common stockholders	$(9,561)	$(17,736)

GAAP net loss per common share	$(0.06)	$(0.23)

Reconciliation of GAAP net loss to NAREIT FFO:
GAAP net loss applicable to common stockholders	$(9,561)	$(17,736)
Add NAREIT-defined adjustments:
Real estate-related depreciation and amortization	27,964	10,721
Our share of real estate-related depreciation and amortization of unconsolidated joint venture	628	1,046
Impairment of real estate property	346	—
Net gain on disposition of real estate properties	(1,428)	—

NAREIT FFO applicable to common stockholders	$17,949	$(5,969)

NAREIT FFO per common share	$0.12	$(0.08)

Reconciliation of NAREIT FFO to Company-defined FFO:
NAREIT FFO applicable to common stockholders	$17,949	$(5,969)
Add Company-defined adjustments:
Acquisition costs	4,463	16,126
Our share of acquisition costs of unconsolidated joint venture	37	185

Company-defined FFO applicable to common stockholders	$22,449	$10,342

Company-defined FFO per common share	$0.15	$0.14

Weighted-average shares outstanding	150,913	76,522

Contact Information

Industrial Property Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone: (303) 228-2200

Attn: Thomas G. McGonagle, Chief Financial Officer

This supplemental information contains forward-looking statements (such as statements concerning IPT’s revenues and operating expenses, funds from operations and Company- defined funds from operations) that are based on IPT’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with IPT’s customers’ ability to continue to comply with the terms of their leases, the failure of acquisitions to perform as IPT expects, IPT’s ability to successfully integrate acquired properties and operations and otherwise execute on its investment strategy, the availability of affordable financing, the availability of cash flows from operating activities for capital expenditures and those risks set forth in the “Risk Factors” section of IPT’s Annual Report on Form 10-K for the year ended December 31, 2016, as amended or supplemented by IPT’s other filings with the SEC. Any of these statements could prove to be inaccurate, and actual events or IPT’s investments and results of operations could differ materially from those expressed or implied. To the extent that IPT’s assumptions differ from actual results, IPT’s ability to meet such forward-looking statements, including its ability to consummate additional acquisitions and financings, to invest in a diversified portfolio of quality real estate investments, and to generate attractive returns for investors, may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. IPT cannot assure you that it will attain its investment objectives.